UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 16, 2009 (January 6, 2009)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

On January 6, 2009, American Physical Security Group, LLC (“APSG”), a wholly-owned subsidiary of American Defense Systems, Inc. (the “Company”), entered into a Subcontract (the “Subcontract”), effective December 18, 2008, with CH2M Hill Constructors, Inc. (“CH2M Hill”), pursuant to which APSG has agreed to furnish and install blast doors, parts and other accessories, including design and installation drawings, at a U.S. Army base (the “Work”).  The Subcontract was awarded in connection with a prime contract CH2M Hill has with the U.S. Army Corps of Engineers (the “Prime Contract”)  Under the Subcontract, CH2M Hill has agreed to pay a total of $6,284,616 to APSG, which will be paid based on a progress payment application to be submitted by APSG for each payment period designated by CH2M Hill.  APSG is required to substantially complete the Work under the Subcontract on or before March 31, 2010.

Under the terms of the Subcontract, upon written notice to APSG, CH2M Hill may elect to terminate the Subcontract without cause.  Upon receipt of such notice, APSG will be required to immediately discontinue the Work and will be paid for all amounts due and not previously paid to APSG for the Work completed prior to such notice, expenses sustained prior receipt of the notice or the effective date of termination, whichever is later, and reasonable costs incurred in settling and paying claims arising from the termination of lower tier subcontracts and purchase orders and in demobilization.  In addition, CH2M Hill may order APSG in writing to suspend all or any part of the Work for such period of time as may be determined to be appropriate for the convenience of CH2M Hill.  In such instances, APSG will notify in writing within ten working days after receipt of the order of the effect of such order upon the Work, and to the extent allowed by the Prime Contract, CH2M Hill will adjust the subcontract price and schedule of APSG’s Work under the Subcontract.  Neither the subcontract price or the schedule of the Work will be adjusted for any suspension if the Work would have been suspended, due in whole or in part to the fault or negligence of APSG or by a cause for which APSG would have been responsible.

The description of the terms of the Subcontract set forth herein is qualified in its entirety to the full text of the Subcontract, which is filed as an exhibit hereto.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

10.1	Subcontract, effective as of December 18, 2008, between CH2M Hill Constructors, Inc. and American Physical Security Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2009

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer